UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2005

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

California	0-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.03.  Material Modifications to Rights of Security Holders.

On September 9, 2005, Image Entertainment, Inc., a California corporation (“Image California”), consummated a merger with and into its wholly-owned subsidiary, Image Entertainment, Inc., a Delaware corporation (“Image Delaware”). As a result of the reincorporation, the registrant is now a Delaware corporation.

As provided by the Merger Agreement between Image California and Image Delaware, at the effective time of the reincorporation, each outstanding share of Image California common stock was automatically converted into one share of Image Delaware common stock. Each stock certificate representing issued and outstanding shares of Image California common stock continues to represent the same number of shares of Image Delaware common stock. The constituent instruments defining the rights of holders of the registrant’s common stock will now be governed by the Certificate of Incorporation and Bylaws of Image Delaware, which are attached as exhibits to Appendix B to the definitive proxy statement filed July 27, 2005, with the Securities and Exchange Commission, and incorporated herein by reference.

Delaware corporate law will now be applicable in the determination of the rights of stockholders. The registrant refers its stockholders to the discussion entitled “Approval of Reincorporation from California to Delaware” beginning on page 10 of the Proxy for a summary of all of the material terms of the charter documents, bylaws and laws of the two states as they pertain to stockholder rights.

Item 8.01.  Other Events.

On September 9, 2005, the registrant held its annual meeting of stockholders. At the meeting, the stockholders approved the election of the registrant’s six nominees to the board of directors, and approved the reincorporation from California to Delaware. The reincorporation was effectuated on September 9, 2005, by the filing of a Certificate of Ownership and Merger with the Secretaries of State of Delaware and California.

Following the reincorporation, Image Delaware common stock continues to be quoted on The Nasdaq National Market under the same symbol “DISK” as the shares of Image California common stock had been traded. Stockholders do not need to exchange share certificates based upon the reincorporation. The reincorporation will not result in any change in the registrant’s Nasdaq listing, CUSIP number, business, assets, liabilities, corporate headquarters, directors, officers, management or other employees.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	September 9, 2005	By:	/s/ JEFF M. FRAMER
			Name	Jeff M. Framer
			Title:	Chief Financial Officer